                                                                    EXHIBIT 11.1

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

PRIMARY EARNINGS PER SHARE

                                                                        YEAR ENDED MARCH 31,
                                                                      -------------------------
                                                                         1997          1996
                                                                      -----------   -----------
Weighted Average Common and Common Equivalent Shares:
Weighted Average Common Stock Outstanding During the Period........    93,117,054    80,269,624
Weighted Average Common Equivalent Shares..........................     6,831,848     6,166,624
                                                                      -----------   -----------
                                                                       99,948,902    86,432,248
                                                                      ===========   ===========
Net income.........................................................   $41,470,000   $ 9,737,000
                                                                      ===========   ===========
Net income per common share........................................   $      0.41   $      0.11
                                                                      ===========   ===========
FULLY DILUTED EARNINGS PER SHARE
Weighted Average Common and Common Equivalent Shares:
Weighted Average Common Stock Outstanding During the Period........    93,117,054    80,269,624
Weighted Average Common Equivalent Shares..........................     5,900,603     6,348,529
                                                                      -----------   -----------
                                                                       99,017,657    86,618,153
                                                                      ===========   ===========
Net income.........................................................   $41,470,000   $ 9,737,000
                                                                      ===========   ===========
Net income per common share........................................   $      0.42   $      0.11
                                                                      ===========   ===========